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As filed with the Securities and Exchange Commission on November 7, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-4150422 (I.R.S. Employer Identification No.)

200 East Randolph Drive
Chicago, Illinois 60601
(312) 782-5800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark J. Ohringer
Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601
(312) 782-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rodd M. Schreiber
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $.01 per share	—	—	—	—

Preferred Stock	—	—	—	—

Debt Securities	—	—	—	—

Depositary Shares(2)	—	—	—	—

Warrants	—	—	—	—

Subscription Rights	—	—	—	—

Purchase Contracts	—	—	—	—

Purchase Units	—	—	—	—

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

(3)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event Jones Lang LaSalle Incorporated elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

PROSPECTUS

Jones Lang LaSalle Incorporated

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Purchase Units

        We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) depositary shares, (v) warrants, (vi) subscription rights, (vii) purchase contracts and (viii) purchase units.

        We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "JLL." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 20 of this prospectus.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including a free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading "Where You Can Find More Information" on page 21 of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        Unless otherwise stated or the context otherwise requires, as used in this prospectus, the terms "JLL," "Jones Lang LaSalle," "the Company," "we," "us" and "our" refer to Jones Lang LaSalle Incorporated and its subsidiaries.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ii

JONES LANG LASALLE INCORPORATED

        This summary highlights information about JLL. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled "Risk Factors" and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled "Where You Can Find More Information."

        JLL is a Fortune 500 financial and professional services company specializing in real estate. We offer comprehensive integrated services on a local, regional and global basis to owner, occupier, investor and developer clients seeking increased value by owning, occupying or investing in real estate. We have a global work force of over 80,000 employees and nearly 300 corporate offices worldwide from which we provide services to clients in more than 80 countries. JLL delivers an array of real estate services across three geographic business segments: (1) the Americas, (2) Europe, Middle East and Africa and (3) Asia Pacific. LaSalle Investment Management, which uses LaSalle as its principal trading name, is a wholly-owned member of the Jones Lang LaSalle Incorporated group and our fourth business segment. LaSalle is one of the world's largest and most diversified real estate investment management companies.

        The broad range of real estate services we offer includes (in alphabetical order):

Agency Leasing	Project and Development Management / Construction
Capital Markets	Property Management (Investors)
Corporate Finance	Real Estate Investment Banking / Merchant Banking
Energy and Sustainability Services	Research
Facility Management Outsourcing (Occupiers)	Strategic Consulting, Technology Solutions, and Advisory Services
Investment Management	Tenant Representation
Lease Administration	Transaction Management
Logistics and Supply-Chain Management	Valuations
Mortgage Origination and Servicing	Value Recovery and Receivership Services

        We offer these services locally, regionally and globally to real estate owners, occupiers, investors and developers for a variety of property types, including (in alphabetical order):

Critical Environments and Data Centers	Infrastructure Projects
Cultural Facilities	Military Housing
Educational Facilities	Office Properties
Government Facilities	Residential Properties (Individual and Multi-Family)
Healthcare and Laboratory Facilities	Retail Properties and Shopping Malls
Hotels and Hospitality Facilities	Sports Facilities
Industrial and Warehouse Properties	Transportation Centers

        Individual regions and markets may focus on different property types to a greater or lesser extent depending on local requirements, market conditions and the strength of the business opportunities we perceive from time to time.

        We work for a broad range of clients. They represent a wide variety of industries in markets throughout the world. Our clients vary greatly in size and complexity. They include for-profit and not-for-profit entities of all kinds, public-private partnerships and governmental ("public sector") entities. Increasingly, we are also offering services to middle-market companies seeking to outsource real estate services or with which we want to beome familiar as they grow and develop their different needs of our services. Through LaSalle, we invest for clients on a global basis in both publicly traded real estate securities, private real estate assets and debt obligations. As an example of the breadth and significance of our client base, we provide services to approximately half of the Fortune 500 companies and approximately 81% of the Fortune 100 companies.

        We believe our market reach strengthens the long-term value of the enterprise in a number of ways, including by: (1) reducing the potential impact of episodic volatility or disruption in any specific region; (2) enhancing the expertise of our people through knowledge sharing among colleagues across the globe; and (3) allowing us to in identify and react to emerging trends and risks quickly.

        We have grown our business by expanding our client base and the range of our services and products, both organically and through a series of strategic acquisitions and mergers in alignment with our strategy. Our extensive global platform and in-depth knowledge of local real estate markets enable us to serve as a single-source provider of solutions for the full spectrum of our clients' real estate needs. We began to establish this network of services across the globe through the 1999 merger of the Jones Lang Wootton companies (founded in England in 1783) with those of LaSalle Partners Incorporated (founded in the United States in 1968).

        From 2005 through 2016, we completed more than 100 acquisitions as part of our global growth strategy. These acquisitions have given us additional share in key geographical markets, expanded our capabilities in certain service areas, and further broadened the global platform we make available to our clients. These acquisitions have also increased our presence and product offering globally, and have included acquisitions in the following locations:

        We were incorporated in 1997. Our principal executive offices are located at 200 East Randolph Drive, Chicago, IL, 60601, and our telephone number is (312) 782-5800. Our website is www.jll.com. JLL is the brand name, and a registered trademark, of Jones Lang Lasalle Incorporated. The content of our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        Certain statements in this prospectus and the documents incorporated by reference herein regarding, among other things, future financial results and performance, achievements and plans and objectives may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

        Those statements include trend analyses and other information relative to markets for our services and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as "may," "should," "believes," "expects," "anticipates," "plans," "estimates," "intends," "projects," "goals," "objectives," or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks, uncertainties and other factors, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein. We discuss those risks, uncertainties and other factors (i) in our Annual Report on Form 10-K for the year ended December 31, 2016 in Item 1A, "Risk Factors"; Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations"; Item 7A, "Quantitative and Qualitative Disclosures About Market Risk"; and Item 8, "Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements" and elsewhere, (ii) in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 in Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part I, Item 3, "Quantitative and Qualitative Disclosures About Market Risk" and elsewhere and (iii) in the other reports we file under the Exchange Act. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

        Important factors that could cause actual results to differ from those in our forward-looking statements include, without limitation:

  •
  the effect of political, economic and market conditions, and geopolitical events;

  •
  the logistical and other challenges inherent in operating in numerous different countries;

  •
  the actions and initiatives of current and potential competitors;

  •
  the level and volatility of real estate prices, interest rates, currency values and other market indices;

  •
  the outcome of pending litigation;

  •
  the impact of current, pending and future legislation and regulation; and

  •
  other risks identified in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as the same may be updated from time to time by our future filings under the Exchange Act, all of which are incorporated by reference into this prospectus.

        You should also carefully review other reports that we file with the SEC.

        Accordingly, we caution our readers not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in our expectations or results.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital and other general corporate purposes, including acquisitions, repayment or refinancing of debt, stock repurchases and other business opportunities. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	3.64x	4.01x	5.30x	8.21x	6.93x	5.33x	4.26x

        The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, "earnings" represents net earnings before income taxes, and certain adjustments for activity relative to equity earnings, plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and financing costs, capitalized interest and one-third of rental expense, which we believe is representative of the interest component of rental expense.

        Historically, our quarterly revenue and profits have tended to increase from quarter to quarter as the year progresses. This is the result of a general focus in the real estate industry on completing transactions by calendar-year-end while we recognize certain expenses more evenly throughout the year. Accordingly, the results for the nine months ended September 30, 2017 are not necessarily indicative of what our results will be for the full fiscal year ending December 31, 2017.

        We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the capital stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security that may be offered or sold. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

        The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Maryland General Corporation Law, as amended (the "MGCL"), our Restated Articles of Incorporation, as amended (our "charter"), and our Amended and Restated Bylaws, as amended (our "bylaws").

        As used in this "Description of Capital Stock," the terms "the Company," "we," "our" and "us" refer to Jones Lang LaSalle Incorporated, a Maryland corporation, and do not, unless otherwise specified, include our subsidiaries.

Capital Stock

        Our authorized capital stock consists of (i) 100,000,000 shares of common stock, $.01 par value per share, and (ii) 10,000,000 shares of preferred stock, $.01 par value per share. As of September 30, 2017, we had approximately 45,147,619 million shares of common stock issued and outstanding, and no shares of preferred stock issued.

        Our board of directors is authorized to classify and reclassify any unissued portion of the authorized shares of any class of capital stock by fixing or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares of capital stock. This authority includes the classification or reclassification of such shares into classes with preferential rights and the division and classification of any class into one or more series.

Common Stock

        Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as disclosed herein or as required by law, our charter or our bylaws, action at a meeting of shareholders at which a quorum is present is by a majority of votes cast by shareholders entitled to vote, voting as a single class. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election.

        Holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. Holders of our common stock have no conversion, preemptive or other rights to subscribe for any securities of ours, and there are no redemption or sinking fund provisions with respect to such shares. In the event of any liquidation or dissolution of us or winding-up of our affairs, holders of common stock will be entitled to share ratably in the assets of the Company remaining after payment of, or adequate provision for payment of liabilities to creditors, subject to the right of holders of preferred stock or any other class of our capital stock having preference over our common stock, if any, to receive preferential distributions. The rights, preferences and privileges of holders of common stock are subject to applicable law and the rights of the holders of any shares of preferred stock and any additional classes of stock which we may issue in the future.

Preferred Stock

        Our charter authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our board of directors is authorized to, among other things, provide that any such class or series of preferred stock may be (i) subject to redemption at such time or times and at such price or prices as our board may establish; (ii) entitled to receive dividends (which may be cumulative, cumulative to a limited extent or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our board may establish; (iii) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our board may establish; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any such stock.

Additional Classes of Stock

        Additional classes of stock may be issued from time to time, in one or more series, as authorized by our board of directors upon classification or reclassification of any shares of our capital stock. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set for each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under the MGCL. Our board of directors could authorize the issuance of capital stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the common stock might believe to be in their best interests or in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then market price of such common stock. As of the date hereof, no such additional classes of stock are outstanding and we have no present plans to issue any such stock.

Liability of Directors and Officers; Indemnification

        Our charter contains provisions which eliminate the personal liability of a director or officer to us and our shareholders for breaches of duty to the maximum extent provided by Maryland law. Under Maryland law, however, these provisions do not eliminate or limit the personal liability of a director or officer (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding. These provisions do not affect our ability or that of our shareholders to obtain equitable relief, such as an injunction or rescission.

        Our charter and bylaws provide that we shall indemnify and advance expenses to our directors and officers to the maximum extent permitted by Maryland law; provided that we will not be obligated to indemnify any director or officer in connection with any proceeding initiated by such director or officer (except for proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by our board of directors. Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit or profit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Maryland law and our charter permit us to indemnify our employees and agents to the same extent as our directors and officers and to such further extent as is consistent with law.

        We maintain directors' and officers' liability insurance and have also previously entered into indemnification agreements with certain of our directors and certain of our officers under which we will indemnify them against expenses and losses incurred for claims brought against them by reason of being a director or officer of the Company. The indemnification agreements indemnify and advance expenses to our directors and officers to the fullest extent permitted by the MGCL.

Certain Charter, Bylaw and Statutory Provisions Affecting Shareholders

        Certain provisions in our charter and bylaws and the MGCL may have the effect of delaying, deferring or preventing a change of control of the Company or may operate only with respect to extraordinary corporate transactions involving the Company.

Removal of Directors

        Our charter provides that a director may be removed by the shareholders, but only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Company's then outstanding capital stock entitled to vote generally in the election of directors. The director removal provision could have the effect of discouraging a potential acquiror from making a tender offer or initiating a proxy contest or otherwise attempting to gain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Advance Notice of Shareholder Proposals or Nominations

        Our bylaws provide that shareholders at an annual meeting may only consider proposals or nominations brought before the meeting by or at the direction of our board of directors or by a shareholder who was a shareholder of record on the record date for the determination of shareholders entitled to vote at such annual meeting and who has given to the Company's Secretary timely written notice, in proper form, of the shareholder's intention to bring a proposal or nomination before the meeting. In addition to certain other applicable requirements, for a shareholder proposal or nomination to be properly brought before an annual meeting by a shareholder, such shareholder generally must have given notice thereof in proper written form to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Although our bylaws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Special Meetings of Shareholders

        Pursuant to the MGCL, our charter and bylaws permit shareholders to call special meetings of shareholders only upon written request of shareholders owning at least 30% of our capital stock that is issued and outstanding and entitled to vote at the meeting. Our bylaws provide that only business specified in the notice of a special meeting will be conducted at such meeting. Such provisions do not, however, affect the ability of shareholders to submit a proposal to the vote of all shareholders of the Company at an annual meeting in accordance with our bylaws, which provide for the additional notice requirements for shareholder nominations and proposals at the annual meetings of shareholders as described above. In addition, pursuant to the MGCL, our charter and bylaws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written consent, if a unanimous written consent which sets forth such action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat is filed with the records of meetings of shareholders.

Amendments

        Our charter provides that the affirmative vote of the holders of at least 80% of the then outstanding shares of common stock is required to amend, alter, change or repeal certain of its provisions including provisions relating to the removal of directors for cause, the calling of special meetings of shareholders and the 80% super-majority vote requirement. This requirement of a super-majority vote to approve amendments to certain provisions of our charter could enable a minority of the Company's shareholders to exercise veto power over any such amendments.

Business Combinations

        Under the MGCL provisions referred to as the Maryland Business Combination Act, certain "Business Combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the Business Combination is to be effected, unless, among other things, the corporation's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. Pursuant to the MGCL, these provisions also do not apply to Business Combinations which are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

        Pursuant to the statute, our board of directors has exempted in our charter any Business Combination involving DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership and any present or future affiliate or associate of DEL-LPL Limited Partnership or DEL-LPAML Limited Partnership, or any person acting in concert with any of the foregoing persons. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to Business Combinations between us and any of them. As a result, DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership (and any present or future affiliate or associate of either entity or any person acting in concert with any of them) may be able to enter into Business Combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The Maryland Business Combination Act may also discourage others from trying, and increase the difficulty of consummating an offer, to acquire control of us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "JLL."

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. In this "Description of Debt Securities" section, the words "we," "us" and "our" refer to Jones Lang LaSalle Incorporated.

        The following briefly describes certain general terms of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general terms may apply to such debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under the indenture dated as of November 9, 2012 between us and The Bank of New York Mellon Trust Company, National Association, as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and the applicable supplemental indenture, if any, and those made a part of the indenture or any applicable supplemental indenture by the Trust Indenture Act of 1939, as amended (the "TIA"). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and the applicable supplemental indenture, if any, in their entirety before investing in our debt securities.

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will describe the terms of such debt securities. These terms may include the following:

  •
  the title and aggregate principal amount of such debt securities and any limit on the aggregate principal amount;

  •
  whether such debt securities will be senior, subordinated or junior subordinated;

  •
  any applicable subordination provisions;

  •
  the maturity date(s) or method for determining same;

  •
  the interest rate(s) or the method for determining same;

  •
  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

  •
  whether such debt securities are convertible or exchangeable into other securities and any related terms and conditions;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  if other than the principal amount, the principal amount of such debt securities payable upon acceleration;

  •
  place(s) where payment of principal and interest may be made, where such debt securities may be presented and where notices or demands upon us may be made;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

  •
  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  any covenants applicable to such debt securities;

  •
  defaults and events of default applicable to such debt securities;

  •
  the guarantors, if any, of such debt securities and the terms of such guarantors' guarantees of such debt securities (including provisions relating to seniority, subordination and release of the guarantees);

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the holders of such debt securities or we can select the payment currency;

  •
  our obligation or right to redeem, purchase or repay such debt securities under a sinking fund, amortization or analogous provision;

  •
  any restriction or conditions on the transferability of such debt securities;

  •
  whether such debt securities will be secured or unsecured and, if such debt securities are to be secured, the terms on which such debt securities will be so secured;

  •
  provisions granting special rights to holders of such debt securities upon occurrence of specified events;

  •
  compensation or reimbursement of the trustee of such series of debt securities;

  •
  provisions for the defeasance of such debt securities or provisions related to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

  •
  any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York.

Concerning the Trustee

        We anticipate appointing the trustee under the indenture as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates currently provide, and may in the future provide, banking, trust and other services to us in the ordinary course of their respective businesses. There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a deposit agreement and the related depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the deposit agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the description of terms herein will be deemed superseded by that description in the prospectus supplement.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the Bank Depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the deposit agreement.

 DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of our warrants that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants.

        After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.

        The prospectus supplement relating to any subscription rights that we may offer will describe the specific terms of the subscription rights. These terms may include the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each share of common stock, share of preferred stock, debt security or other security upon the exercise of the subscription right;

  •
  the number of subscription rights issued to each securityholder;

  •
  the number and terms of each share of common stock, share of preferred stock, debt security or other security that may be purchased per each subscription right;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to the holders, a specified number of shares of common stock, preferred stock or debt securities at a future date or dates. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as purchase units, each consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, or any combination of the foregoing, securing the holder's obligation to purchase the securities under the purchase contract. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis in whole or in part.

        The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or purchase units, which will be filed with the SEC each time we issue purchase contracts or purchase units. If any particular terms of the purchase contracts or purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the purchase units and the purchase contracts will also be discussed in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the securities in one or more of the following ways from time to time:

  •
  to underwriters for resale to purchasers;

  •
  directly to purchasers; or

  •
  through agents or dealers to purchasers.

        In addition, we may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement accompanying this prospectus, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and Morrison & Foerster LLP, New York, New York. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Jones Lang LaSalle Incorporated and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as December 31, 2016 contains an explanatory paragraph that states Jones Lang LaSalle Incorporated acquired 28 companies during 2016 (the Acquisitions) as described in note 4 to the consolidated financial statements, and management excluded from its assessment of the effectiveness of Jones Lang LaSalle and subsidiaries internal control over financial reporting as of December 31, 2016 the Acquisitions' internal control over financial reporting associated with total assets of $787 million and total revenues of $388 million included in the consolidated financial statements of Jones Lang LaSalle Incorporated and subsidiaries as of December 31, 2016. The audit of internal control over financial reporting of Jones Lang LaSalle Incorporated and subsidiaries also excluded an evaluation of the internal control over financial reporting of the Acquisitions.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at . The content of our website is not a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that (i) we can disclose important information to you by referring you to those documents and

(ii) those documents are considered part of this prospectus. The following documents are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016 (including portions of our definitive Proxy Statement for the 2017 Annual Meeting of Shareholders incorporated therein by reference);

  •
  our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

  •
  our Current Report on Form 8-K filed with the SEC on June 2, 2017; and

  •
  the description of our common stock which is contained in our registration statement on Form 8-A filed with the SEC on June 27, 1997, including any amendment or reports filed for the purpose of updating such description.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Jones Lang LaSalle Incorporated
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Investor Relations
Tel: (312) 782-5800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount To Be Paid
SEC registration fee	$	*
Trustee and transfer agent fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency and listing fees		**
Printing and engraving fees and expenses		**
Miscellaneous		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

Jones Lang LaSalle Incorporated

        Our charter and bylaws provide that we shall indemnify and advance expenses to our directors and officers to the maximum extent permitted by Maryland law; provided that we will not be obligated to indemnify any director or officer in connection with any proceeding initiated by such director or officer (except for proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by our board of directors. Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law also permits a corporation to indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit or profit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Maryland law and our charter permit us to indemnify our employees and agents to the same extent as our directors and officers and to such further extent as is consistent with law.

        We maintain directors' and officers' liability insurance and have also previously entered into indemnification agreements with certain of our directors and certain of our officers under which we agree to indemnify them against expenses and losses incurred for claims brought against them by reason of being a director or officer of ours. The indemnification agreements indemnify and provide for the advancement of expenses to our directors and officers to the fullest extent permitted by the MGCL.

Item 16.    Exhibits

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of underwriting agreement.*
3.1
Articles of Restatement of Jones Lang LaSalle Incorporated filed with the State Department of Assessments and Taxation of Maryland on June 24, 2014 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-13145)).
3.2
Second Amended and Restated Bylaws of the Registrant effective as of November 3, 2014 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (File No. 001-13145)).
4.1
Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 001-13145)).
4.2	Form of certificate representing shares of Jones Lang LaSalle Incorporated preferred stock.*
4.3
Indenture, dated as of November 9, 2012 between Jones Lang LaSalle Incorporated and The Bank of New York Mellon Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated November 9, 2012 (File No. 001-13145)).
4.4
First Supplemental Indenture (including the form of 4.400% Senior Notes due 2011), dated as of November 9, 2012 between Jones Lang LaSalle Incorporated and The Bank of New York Mellon Trust Company, National Association (incorporated by reference to Exhibit 4.2 to the Report on Form 8-K dated November 9, 2012 (File No. 001-13145).
4.5	Form of debt security.*
4.6	Form of warrant agreement (including form of warrant certificate).*
4.7	Form of deposit agreement (including form of depositary receipt).*
4.8	Form of subscription rights agreement.*
4.9	Form of subscription rights certificate.*
4.10	Form of purchase contract agreement (including form of purchase contract and form of purchase unit).*
5.1	Opinion of Morrison & Foerster LLP.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Morrison & Foerster LLP (included in exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.2).
24.1	Power of attorney (included as part of the signature pages hereto).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, National Association, as trustee under the Indenture.

*
To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on November 7, 2017.

JONES LANG LASALLE INCORPORATED
By:	/s/ CHRISTIE B. KELLY
	Name:	Christie B. Kelly
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian Ulbrich, Christie B. Kelly, Mark J. Ohringer, and Mackenzie K. Phillips, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTIAN ULBRICH Christian Ulbrich	President and Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2017
/s/ CHRISTIE B. KELLY Christie B. Kelly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2017
/s/ LOUIS F. BOWERS Louis F. Bowers	Executive Vice President and Global Controller (Principal Accounting Officer)	November 7, 2017

Signature	Title	Date

/s/ SHEILA A. PENROSE Sheila A. Penrose	Chairman of the Board of Directors and Director	November 7, 2017
/s/ HUGO BAGUÉ Hugo Bagué	Director	November 7, 2017
/s/ SAMUEL A. DI PIAZZA, JR. Samuel A. Di Piazza, Jr.	Director	November 7, 2017
/s/ DAME DEANNE JULIUS Dame DeAnne Julius	Director	November 7, 2017
/s/ MING LU Ming Lu	Director	November 7, 2017
/s/ BRIDGET MACASKILL Bridget Macaskill	Director	November 7, 2017
/s/ MARTIN H. NESBITT Martin H. Nesbitt	Director	November 7, 2017
/s/ ANN MARIE PETACH Ann Marie Petach	Director	November 7, 2017
/s/ SHAILESH RAO Shailesh Rao	Director	November 7, 2017